Lend Lease

REAL ESTATE INVESTMENTS

February 28, 2003

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

LaSalle Bank National Association

135 South LaSalle Street

Suite 1625

Chicago, IL 60603

Attn: Asset Backed Securities Trust Services Group

LB UBS Commercial Mortgage Trust 2002 C2

Moody's Investor Services, Inc.

99 Church Street

New York, New York 10007

Attn: CMBS Monitoring

Standard & Poor's Rating Services

Division of McGraw Hill Companies, Inc.

55 Water Street, 10th Floor

New York, New York 10041 0003

Attn: CMBS Surveillance Department

Structured Asset Securities Corporation

745 Seventh Avenue

New York, New York 10019

Attn: Scott Lechner

LB UBS Commercial Mortgage Trust 2002 C2

Lehman Brothers, Inc.

745 Seventh Avenue

New York, New York 10019

Attn: Scott Lechner

LB UBS Commercial Mortgage Trust 2002 C2

UBS Warburg LLC

1285 Avenue of the Americas

New York, New York 10019

Attn: Ahmed Alali

LaSalle Bank National Association, et al

February 28, 2003

Deutsche Bank Securities

31 West 52nd Street

New York, New York 10019

Attn: Tom Traynor

Commercial Mortgage Backed Securities

Wachovia Bank, National Association

NC1075

8739 Research Drive

URP 4

Charlotte, North Carolina 28288 1075

Attn; LB UBS Mortgage Trust 2002 C2

Dadeland Mall Companion Loan Noteholder

C/o Note B Lender

LaSalle Bank National Association, as Trustee for

Registered Holders of Dadeland Mall Mortgage Trust

Commercial Mortgage Pass Through Certificates, Series 2002 C2A

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

Attn: Asset Backed Securities Trust Services Group

DMMT 2002 C2A

Re: LB UBS Commercial Mortgage Trust 2002 C2

Ladies & Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement dated as of June 11, 2002,

among Structured Asset Securities Corporation., as Depositor; Wachovia Bank, National

Association, as Master Servicer, Lend Lease Asset Management, L.P. ("LLAM"), as Special

Servicer: and ABN AMRO Bank N.V., as Fiscal Agent, in connection with Commercial

Mortgage Pass Through Certificates, Series 2002 C2 (the "PSA").

As Vice President of Pearl Mortgage, Inc., General Partner of LLAM, I have delegated to specified officers ("Officers") the responsibility for reviewing and monitoring the activities of

LLAM, and of our performance under the PSA.

Accordingly, pursuant to Section 3.13 of the PSA and in accordance with certifications made to me by each of the Officers, LLAM certifies the following:

LaSalle Bank National Association, et al

February 28, 2003

  A review of the activities of LLAM for the period from June 11, 2002 to December 31, 2002,

  and of its performance under this PSA have been made under the supervision of the Officers,

  who have in turn been under my supervision;

  To the best of my knowledge and the Officer's knowledge, based on such review, LLAM has fulfilled all of its material obligations as Special Servicer in all material respects under the

  PSA throughout the period from June 11, 2002, to December 31, 2002; and

  LLAM has received no notice regarding qualification, or challenging the status of any

REMIC Pool as a REMIC or the Grantor Trust as a grantor trust, from the Internal Revenue

Service or any other governmental agency or body.

Please refer to the enclosed independent accountant's report dated February 3, 2003, delivered pursuant to Section 3.14 of the PSA, which discusses the results of their review of our activities under this PSA and which is incorporated herein by reference.

Very truly yours,

LEND LEASE ASSET MANAGEMENT, L.P.

By: Pearl Mortgage, Inc., its General Partner

By/s/ Michael Carp

Michael Carp

Vice President

Asset Management Division

Enclosure

cc: Mr. Robert C. Dinerstein

General Counsel

UBS Warburg LLC

1285 Avenue of the Americas

New York, New York 10019